1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
February 28, 2007	fax 703.714.8100

LaSalle Bank National Association ATTN: Global Securities and Trust Services - Citigroup Trust 2006-C4 135 South LaSalle Street, Suite 1625 Chicago, IL 60603	Citigroup Commercial Mortgage Securities Inc. ATTN: Angela Vleck 388 Greenwich Street, 11th Floor New York, NY 10013

Midland Loan Services, Inc. ATTN: President, CGCMT 2006-C4 10851 Mastin, Suite 300 Overland Park, KS 66210	JER Investors Trust ATTN: Keith Belcher 1650 Tysons Boulevard, Suite 1600 McLean, VA 22102

Moody’s Investors Servicer Inc. ATTN: CMBS Surveillance Group 99 Church Street New York, NY 10007	Fitch, Inc. ATTN: Commercial Mortgage Surveillance One State Street Plaza, 31st Floor New York, NY 10004

Citigroup Global Markets Inc. ATTN: Angela Vleck 388 Greenwich Street, 11th Floor New York, NY 10013	Barclays Capital Inc. ATTN: Kristin Rodriguez 200 Park Avenue New York, NY 10166

Deutsche Bank Securities Inc. ATTN: Lainie Kaye 60 Wall Street New York, NY 10005	Banc of America Securities LLC ATTN: Stephen Hogue 214 North Tryon Street NC1-027-22-03 Charlotte, NC 28255

PNC Capital Markets LLC ATTN: Scott Holmes One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222

RE: Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2006-C4 (the “Certificates”)

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 3.13 of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 2006, among Citigroup Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee. All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2006 or portion thereof and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled in all its obligations under this Agreement in all material respects throughout such year or portion thereof.

Compliance Certification, Section 3.13
CGCMT 2006-C4
February 28, 2007

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer

With copies to:

Barclays Capital Inc.
Office of General Counsel
ATTN: Julie Grossman
200 Park Avenue
New York, NY 10166

PNC Capital Markets LLC
ATTN: Leonard Ferleger
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222